Exhibit 10.4

AMENDMENT NO.1 TO REPURCHASE OPTION AGREEMENT

This AMENDMENT NO. 1 (the “Amendment”) to the REPURCHASE OPTION AGREEMENT (the "Agreement") originally dated as of  January 28, 2014, between U.S. Rare Earths, Inc., a Nevada  corporation (the “Company”), and Michael D Parnell Living Trust (the “Seller”) is dated as of May12, 2014.  Capitalized terms not defined herein shall have the meanings assigned to them in the Agreement.

WITNESSETH:

WHEREAS, on January 28, 2014, the Company and the Seller entered into the Agreement;

WHEREAS, the parties now desire to amend the Agreement as further set forth herein;

NOW, THEREFORE, in consideration of and for the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Agreement is hereby amended as follows:

1.
The Company and Seller each agree to extend the Option Date for exercising the Repurchase Option with respect to the first 200,000 Shares from March 15, 2014 to June 15, 2014, such that notwithstanding anything contained in the Agreement, the Company shall have a Repurchase Option to exercise up to 400,000 Shares on or before June 15, 2014 and a further 200,000 Shares on each of September 15, 2014 and December 15, 2014.

2.	Section 4 of the Agreement is hereby amended and restated as follows:

“4.           Restrictions on Transfer.  Except for the purchase of Shares as set forth herein, the Seller shall not transfer, assign, sell, convey or otherwise encumber any Shares not released from escrow or agree to any of the foregoing in any way until the Repurchase Option expires with respect to such Shares in accordance with Section 2 of the Repurchase Option Agreement.”

3.
In the second recital of the Escrow Agreement dated as of January 28, 2014 between the Company, Seller and Manhattan Transfer Registrar Company, as escrow agent (the “Escrow Agreement”), the date “March 15, 2014,” is hereby deleted.

4.	Section 3 of the Escrow Agreement is hereby amended and restated as follows:

3.           Disposition of Escrow Items.

a.           If at any time, the Escrow Agent receives a joint written notification from the Company and each Seller advising the Escrow Agent that the Repurchase Option Agreement has been terminated (a “Termination Notice”), then any certificates representing the Shares together with any stock powers shall be returned to such Seller and any Escrow Funds shall be returned to the Company without any deduction or set off except as provided in Section 10 hereof.

b.           At any time on or after the date hereof and prior to the date on which the Repurchase Option expires with respect to a tranche of Shares under Section 2 of the Repurchase Option Agreement, the Company may, in its sole discretion, repurchase up to such number of shares of Common Stock of the Company set forth opposite the name of each Seller in Exhibit A at the Price Per Share at one or more closings which shall take place electronically at such time as shall be determined by the Company.  At least one business day prior to a closing, the Company shall deliver to the Escrow Agent a notification in writing specifying (i) the number of Shares that it intends to repurchase from each Seller (the “Repurchase Shares”) and (ii) the proposed date of closing, and (b) wire transfer in immediately available funds to an account designated by the Escrow Agent an amount equal to the product of the number of Repurchase Shares multiplied by the Price Per Share (the “Purchase Price”). At each closing, upon receipt of written notice from the Company on or before the date on which the Repurchase Option expires with respect to the Repurchase Shares under Section 2 of the Repurchase Option Agreement instructing the Escrow Agent to release the Escrow Items (the “Escrow Release Notice”) and provided the Escrow Agent has not received a Termination Notice, the Escrow Agent shall simultaneously disburse to each Seller selling Repurchase Shares by wire transfer in immediately available funds an amount equal to the Purchase Price and deliver to the Company the Repurchase Shares. If the Escrow Agent receives the Escrow Release Notice prior to 12:01 p.m. New York City time on or before the date on which the Repurchase Option expires with respect to the Repurchase Shares under Section 2 of the Repurchase Option Agreement, such disbursement and delivery will take place the same business day.  If the Escrow Agent receives the written notice after 12:01 p.m. New York City time on or before the date on which the Repurchase Option expires with respect to the Repurchase Shares under Section 2 of the Repurchase Option Agreement, such disbursement and delivery shall take place no later than (1) business day after receipt of the written instruction.

c.           If after the date on which the Repurchase Option expires with respect to a tranche of Shares under Section 2 of the Repurchase Option Agreement, the Escrow Agent continues to hold any items deposited into escrow pursuant to Section 2 hereof (the “Escrow Items”) then any certificates representing such Shares together with any stock powers shall be returned to each Seller and any Escrow Funds shall be returned to the Company without any deduction or set off except as provided in Section 10 hereof.”

5.	Any undefined capitalized terms used herein, shall bear such meaning ascribed to them in the Agreement.

6.
This Amendment shall be construed and interpreted in accordance with the laws of the State of New York without giving effect to the conflict of laws rules thereof or the actual domiciles of the parties.

7.	Except as amended hereby, the terms and provisions of the Agreement shall remain in full force and effect, and the Agreement is in all respects ratified and confirmed.

8.	This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute a single Amendment.

                       IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first stated above.

U.S. RARE EARTHS, INC. By: /s/ Kevin M. Cassidy Name: Kevin M. Cassidy Title: Chief Executive Officer Michael D Parnell Living Trust By: /s/ Michael D. Parnell Name: Michael D Parnell Title: Trustee

The undersigned hereby acknowledges the entry into this Amendment by the Company and Seller and further agrees to the provisions of Section 3 and 4 hereto.

Manhattan Transfer Registrar Co.,
as Escrow Agent

By:   /s/ John Ahearn
          Name: John Ahearn
          Title: Partner